REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Petrosearch Energy Corporation:

We have reviewed the accompanying consolidated balance sheet of Petrosearch Energy Corporation and Subsidiaries (the “Company”) as of March 31, 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for the quarter then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  All information included in these financial statements is the representation of management.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data.  It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review we are not aware of any material modifications that should be made to the accompanying March 31, 2009 financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

/s
Ham, Langston & Brezina, L.L.P.
Houston, Texas
June 12, 2009